EXHIBIT 4.19

                          PACIFIC ENERGY RESOURCES LTD.
                      111 West Ocean Boulevard, Suite 1240
                          Long Beach, California 90802

                        SUBSCRIPTION AGREEMENT FOR UNITS
                              (NON-U.S. RESIDENTS)

TO:       Pacific Energy Resources Ltd. (the "Corporation")
AND TO:   Octagon Capital Corporation
AND TO:   D & D Securities Company
AND TO: Wellington West Capital Markets Inc. (individually, each an "Agent" or together, the "Agents")

The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase from the Corporation units ("Units") of the Corporation in the number set forth below at a subscription price equal to CAD$2.20 per Unit (the "Subscription Price"), with each Unit consisting of one (1) share of common stock of the Corporation (a "Common Share") and one-half (1/2) Common Share purchase warrant of the Corporation ("Warrants"). Each one (1) whole Warrant shall entitle the holder to acquire one (1) Common Share (a "Warrant Share") at a price equal to CAD$2.65 per Warrant Share for a period of 18 months from the date of issue of the Warrants. The Units will separate at Closing. The Subscriber agrees to be bound by the attached terms and conditions of subscription (the "Terms and Conditions") and agrees that the Agents, the Corporation and their agents and attorneys may rely upon the representations, warranties and covenants contained therein and in the Subscriber Certificate (as hereinafter defined). This subscription, plus the Terms and Conditions and the completed and executed Subscriber Certificate are collectively referred to as the "Subscription Agreement" or the "Agreement".

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
                                SUBSCRIPTION AND SUBSCRIBER INFORMATION

                 PLEASE PRINT ALL INFORMATION (OTHER THAN SIGNATURES), AS APPLICABLE,
                                      IN THE SPACE PROVIDED BELOW


_____________________________________________
(Name of Subscriber - please print)                   NUMBER OF UNITS:____________________________

By:__________________________________________
   (Authorized Signature)
                                                      AGGREGATE SUBSCRIPTION PRICE:_______________
_____________________________________________
(Official Capacity or Title - please print)

_____________________________________________         IF THE SUBSCRIBER IS SIGNING AS AGENT FOR A
(Please print name of individual whose signature      PRINCIPAL AND IS NOT PURCHASING AS TRUSTEE OR
appears above if different than the name of the       AGENT FOR ACCOUNTS FULLY MANAGED BY IT, COMPLETE
subscriber printed above.)                            THE FOLLOWING AND ENSURE THAT THE APPLICABLE
                                                      EXHIBIT(S) ARE COMPLETED ON BEHALF OF SUCH
_____________________________________________         PRINCIPAL:
(Subscriber's Address)
                                                      _____________________________________________
_____________________________________________         (Name of Principal)
(Subscriber's Address)
                                                      _____________________________________________
_____________________________________________         (Principal's Address)
(Telephone Number)          (E-Mail Address)
                                                      _____________________________________________


    THIS IS THE FIRST PAGE OF AN AGREEMENT COMPRISED OF 16 PAGES (NOT INCLUDING EXHIBITS A - F).


REGISTER THE UNITS AS SET FORTH BELOW:                DELIVER THE UNITS AS SET FORTH BELOW:

_____________________________________________         _____________________________________________
(Name)                                                (Name)

_____________________________________________         _____________________________________________
(Account reference, if applicable)                    (Account reference, if applicable)

_____________________________________________         _____________________________________________
(Address)                                             (Contact Name)

_____________________________________________         _____________________________________________
(Address)                                             (Address)

                                                      _____________________________________________
                                                      (Address)

                          TYPE OF OWNERSHIP (CHECK ONE)

SUBSCRIBERS PRESENT HOLDINGS:

The Subscriber represents that securities of the Corporation presently owned (beneficially, directly or indirectly) by the Subscriber are as follows (PLEASE INDICATE "NIL" IF YOU DO NOT CURRENTLY OWN ANY SECURITIES OF THE CORPORATION):


                                                   NUMBER OR AMOUNT
                                     -------------------------------------------
                                                             INDIRECT OWNERSHIP
 TYPE OF SECURITIES PRESENTLY OWNED    DIRECT OWNERSHIP      (INCLUDING CONTROL
                                                                OR DIRECTION)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Agents in the Agency Agreement (as defined herein) are true and correct in all material respects as of the Closing (save and except as waived by the Agents) and that the Subscriber is entitled to rely thereon and on the terms, conditions and covenants contained in the Agency Agreement as if the Subscriber were a party thereto.


_________________________, 2007


                                                     ------------------------
PACIFIC ENERGY RESOURCES LTD.                         Subscription No:


By:_________________________________                 ------------------------


               THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

                 TERMS AND CONDITIONS OF SUBSCRIPTION FOR UNITS

                                   DEFINITIONS

1.1 In this Agreement, which includes the cover page and all of the appendices, the following words have the following meanings unless otherwise indicated:

      (a) "1933 Act" means Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

      (b)   "Agency Agreement" has the meaning ascribed to it in paragraph 5.3;

      (c) "Agents" has the meaning ascribed to it on the cover page of this Agreement;

      (d) "Closing" means the completion of the issue and sale of the Units to the Subscriber hereunder;

      (e) "Common Share" has the meaning ascribed to it on the cover page of this Agreement;

      (f)   "Corporation" means Pacific Energy Resources Ltd.;

      (g) "Disclosure Documents" has the meaning ascribed to it in paragraph 4.1(n);

      (h)   "Exchange" means the Toronto Stock Exchange;

      (i)   "Offering" means this private placement;

      (j) "Registration Rights Agreement" means the registration rights agreement attached hereto as Exhibit "C";

      (k)   "Regulation S" means Regulation S of the 1933 Act;

      (l)   "SEC" means the United States Securities and Exchange Commission;

      (m) "Securities" means collectively, the Units, the Common Shares, the Warrants and the Warrant Shares;

      (n) "Subscriber" has the meaning ascribed to it on the cover page of this Agreement;

      (o) "Subscriber Certificate" means the Canadian accredited investor certificate attached hereto as Exhibit "A" or the additional representations, warranties and covenants for non-Canadian subscribers (other than U.S. subscribers) attached hereto as Exhibit "D", as applicable;

      (p) "Unit" has the meaning ascribed to it on the cover page of this Agreement;

      (q) "U.S. Person" has the meaning attributed to it in Regulation S, which meaning is reproduced in Exhibit "B" attached hereto;

      (r) "Warrants" has the meaning ascribed to it on the cover page of this Agreement; and


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                                       4


      (s) "Warrant Shares" has the meaning ascribed to it on the cover page of this Agreement.

1.2 All capitalized terms in this Agreement not defined above have the meanings ascribed to them in this Agreement.

2.    PURCHASE AND SALE OF UNITS

2.1   The Subscriber acknowledges that:

      (a) the Securities will be registered in accordance with the registration instructions provided on the face page of this Agreement, and if no registration instructions are provided, will be registered in the name of the Subscriber;

      (b) fractional Warrants will not be issued to the Subscriber. Instead, the number of Warrants issued to any one Subscriber will be rounded down to the nearest whole number of Warrants issuable to such Subscriber at the Closing;

      (c) the issue of the Common Shares and the Warrants will not restrict or prevent the Corporation from obtaining any other financing, or from issuing additional securities from time to time; and

      (d) the Corporation shall have the right to reject this Subscription Agreement if it reasonably believes for any reason that, if a Subscriber is a Canadian resident, the Subscriber is not an "accredited investor" within the meaning of applicable Canadian securities laws, or for any other reason in its sole and absolute discretion. Acceptance is evidenced only by execution of this Subscription Agreement by the Corporation in the space provided above.


3.    REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE CORPORATION

3.1 The Corporation hereby represents and warrants to the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

      (a) the Corporation has the full corporate right, power and authority to execute and deliver this Subscription Agreement and to issue the Securities, and at Closing the Common Shares, the Warrants, and the Warrant Shares issuable upon exercise of the Warrants, will be duly authorized, and the Common Shares when issued, and the Warrant Shares when issued upon the exercise of the Warrants, as the case may be, will be issued as fully paid and non-assessable Common Shares;

      (b) this Subscription Agreement and the Registration Rights Agreement each constitute a binding obligation of the Corporation enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

      (c) the execution and delivery of, and the performance of the terms of this Subscription Agreement by the Corporation, including the issue of the Common Shares and the Warrants, and the issue of the Warrant

            Shares upon exercise of the Warrants as the case may be, does not and will not constitute a breach of or default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound; and

      (d) the Corporation is a duly incorporated and validly subsisting corporation under the laws of its jurisdiction of incorporation and has full corporate power and authority to perform each of its obligations as herein contemplated.


4.    REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE SUBSCRIBER

4.1 The Subscriber represents and warrants, as at the date of this Agreement and at the Closing, that:

      (a) the Subscriber is purchasing the Securities as principal for the Subscriber's own account or for accounts fully-managed by it, or for long-term investment, and not with a view to, or for sale in connection with, the distribution thereof. The Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the Securities. The Securities will not be resold without registration under the 1933 Act and qualification under the securities laws of all applicable states and other jurisdictions, unless such sale would be exempt therefrom;

      (b)   the Subscriber:

            (i) if a Canadian resident, is also an "accredited investor" as that term is defined in National Instrument 45-106 PROSPECTUS AND REGISTRATION EXEMPTIONS; or

            (ii) if a non-Canadian, is purchasing the Securities pursuant to this Subscription Agreement, in compliance with the securities laws in its jurisdiction of residence and the Subscriber makes to the Corporation and the Agents the additional representations, warranties and covenants set out in Exhibit "D" attached to this Subscription Agreement;

      (c) the Subscriber has received, completed and returned to the Corporation the Subscriber Certificate relating to the eligibility to participate as an investor in a private offering, and hereby affirms the correctness of the Subscriber's answers in the Subscriber Certificate;

      (d) the Subscriber (i) has adequate means of providing for his or her current needs and possible personal contingencies, and has no need for and may never have liquidity of his or her investment in the Corporation; (ii) can bear the economic risk of losing his or her entire investment herein and may lose the entire investment, which is highly speculative and very risky; (iii) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the relative risks and merits of this investment; and (iv) has an overall commitment to investments which are not readily marketable that is not disproportionate to his or her net worth and the investment subscribed for herein will not cause such overall commitment to become excessive;

      (e) the Subscriber is aware that no prospectus has been prepared or filed by the Corporation with any securities commission or similar authority in connection with the Offering, and that:

            (i) the Subscriber may be restricted from using most of the civil remedies available under applicable securities legislation;

            (ii) the Subscriber may not receive information that would otherwise be required to be provided under applicable Canadian securities legislation and the Corporation is relieved from certain obligations that would otherwise be required to be given if a prospectus were provided under applicable Canadian securities legislation in connection with the Offering; and

            (iii) the issue and sale of the Common Shares, the Warrants, and the
                  Warrant Shares upon exercise of the Warrants as the case may be, to the Subscriber is subject to such sale and issue being exempt from the requirements of applicable Canadian securities laws as to the filing of a prospectus;

      (f) no prospectus or offering memorandum within the meaning of applicable Canadian securities laws has been delivered to the Subscriber in connection with the Offering;

      (g) the Subscriber's purchase of the Securities has not been made through or as a result of, and the distribution of the Securities is not being accompanied by and the Subscriber is not aware of, any advertisement of the Securities in printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display (such as the Internet), or any other advertisement or general solicitation with respect to the Securities;

      (h) no person has made to the Subscriber any written or oral representation:

            (i) that any person will resell or repurchase any of the Securities;

            (ii) that any person will refund the purchase price of the Securities;

            (iii) as to the future price or value of any of the Securities; or

            (iv) that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on a stock exchange, other than the Exchange;

      (i) none of the Securities are being purchased by the Subscriber with knowledge of any material fact about the Corporation that has not been generally disclosed;

      (j) it never has been represented, guaranteed or warranted to the Subscriber by the Corporation, its agents, or employees or any other person, expressly or by implication, any of the following:

            (i) the approximate or exact length of time that Subscriber will be required to remain as owner of the Securities;

            (ii) the profit or return, if any, to be realized as a result of the Corporation's venture; or

            (iii) that the past performance or experience on the part of the
                  Corporation or any affiliate, its agents, or employees or of any other person, will in any way indicate the predictable results of the ownership of the Securities or the overall Corporation's venture;

      (k) while the Common Shares and Warrant Shares will be listed on the Exchange, there is no trading market for the Units or the Warrants, and no such market is expected to develop;

      (l) the Subscriber, if an individual, is at least twenty-one (21) years of age;

      (m) the Subscriber has no reason to anticipate any change in the Subscriber's personal circumstances, financial or otherwise, which may cause or require any sale or distribution by the Subscriber of all or any part of the Securities subscribed for herein;

      (n) the Subscriber has reviewed the documents regarding the Corporation available on SEDAR (www.sedar.com) and the Exchange's web site (www.tsx.com) (collectively, the "Disclosure Documents") carefully, so as to be fully familiar with and understand the contents thereof, and is responsible for conducting its own due diligence under the Offering in order to determine whether to proceed with a subscription under the Offering;

      (o) the Subscriber has had the opportunity to review all facts concerning the Corporation which the Subscriber deems pertinent;

      (p) the Subscriber, if a partnership, corporation, trust, or other entity, declares:

            (i) the person executing this Subscription Agreement has the necessary power and authority to do so; and

            (ii) the Subscriber was not organized for the specific purpose of acquiring the Securities;

      (q) the exhibits to this Agreement will be completed truthfully and with reasonable diligence;

      (r)   as to the source of subscription funds,

            (i) to the best of the Subscriber's knowledge, none of the subscription funds used for the purchase of the Subscriber's Securities (A) have been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, Canada or any other jurisdiction; or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and

            (ii) the Subscriber will promptly notify the Corporation if the Subscriber discovers that any of the representations in subparagraph (q)(i) above ceases to be true, and to provide the Corporation with appropriate information in connection therewith;

      (s) the Subscriber understands that the foregoing representations and warranties are to be relied upon by the Corporation as a basis for exemption of the sale of the Securities under applicable Canadian securities laws and the 1933 Act, and for other purposes;

      (t) the Subscriber has had an opportunity prior to entering into this Agreement to ask questions of and receive answers from the Corporation concerning the terms and conditions of the Offering and to obtain additional information that the Corporation possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of information furnished by the Corporation to the Subscriber that the Subscriber considers necessary or appropriate for deciding whether to purchase the Securities;

      (u) the Subscriber, if an individual, has the legal capacity to enter into and execute this Agreement and to take all actions required pursuant to this Agreement;

      (v) the offer was not made to the Subscriber when the Subscriber was in the United States and, at the time the Subscriber's buy order was made to the Agents, the Subscriber was outside the United States;

      (w) the Corporation's U.S. counsel, Rutan & Tucker, LLP, and its Canadian counsel, Devlin Jensen, are acting solely for the Corporation, and the Agents' counsel, Stikeman, Graham, Keeley & Spiegel LLP, and the Agents' U.S. counsel, Reed Smith LLP, are acting solely for the Agents, in connection with the Offering and the Subscriber may not rely upon either such counsel in any respect;

      (x)   the Subscriber is not a U.S. Person;

      (y) the Subscriber is not and will not be purchasing the Securities for the account or benefit of any U.S. Person;

      (z) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

      (aa) this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding agreement of the Subscriber enforceable against the Subscriber;

      (bb) the Subscriber warrants that the information herein provided to the Corporation by the Subscriber is true and correct as of the date hereof, and the Subscriber agrees to advise the Corporation, prior to its acceptance of this Subscription, of any material change in any such information; and

      (cc) the Subscriber agrees that the representations and warranties of the Subscriber set forth in this Section 4 shall survive the acceptance of this subscription, in the event the subscription is accepted.

4.2   The Subscriber understands and acknowledges that:

      (a) (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the Securities subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of up to CAD$75 million in Units;


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                                       9


      (b) no federal or state agency has made any finding or determination as to the fairness of the offering of the Securities for investment or any recommendation or endorsement of the Offering and no Canadian securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

      (c) the Subscriber acknowledges being told that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under applicable Canadian securities laws and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by applicable Canadian securities legislation, including statutory rights of rescission or damages, will not be available to the Subscriber;

      (d) the Securities have not been registered under the 1933 Act or qualified under any state securities laws in reliance on exemptions from registration and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available;

      (e) the Common Shares and Warrant Shares will bear incidental registration rights in accordance with the terms of the Registration Rights Agreement;

      (f) there are U.S. restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling any of the Securities;

      (g) the offer and sale of the Securities, and the issuance of the Common Shares, the Warrants, and the Warrant Shares upon exercise of the Warrants, as the case may be, is being made in reliance upon Regulation S. Regulation S requires that, for a one (1) year "distribution compliance period" (as defined in Regulation S), no offer or sale of any of the Securities issued in reliance on Regulation S may be made to a U.S. Person or for the account or benefit of a U.S. Person. Specifically, the offer or sale of any of the Securities issued in reliance on Regulation S, if made prior to the expiration of the one-year "distribution compliance period," must be made pursuant to the following conditions:

            (i) The purchaser of the Securities certifies that it is not a U.S. Person and is not acquiring the Securities for the account or benefit of any U.S. Person or is a U.S. Person who purchased the Securities in a transaction that did not require registration under the 1933 Act;

            (ii) The purchaser of the Securities agrees to resell such securities only in accordance with the provisions of Regulation S, Rule 144, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such Securities unless in compliance with the 1933 Act;

            (iii) The certificate(s) representing the Common Shares, the
                  Warrants, and the Warrant Shares upon exercise of the Warrants, as the case may be, contain(s) a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration; and that hedging transactions involving the Securities may not be conducted unless in compliance with the 1933 Act; such legend is set forth in Section 7 hereof;


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                                       10


            The Securities may be resold only in compliance with Regulation S or pursuant to an effective registration statement under the 1933 Act or an exemption from the registration requirements of the 1933 Act. Rule 904 of Regulation S provides that a resale of an outstanding security may be made pursuant thereto if the offer and sale of the security are made in an "offshore transaction" and if no directed selling efforts are made in the United States with regard to the securities to be sold by the seller, an affiliate of the seller, or any person acting on their behalf. An offer or sale of securities is made in an "offshore transaction" if the offer is not made to a person in the United States and either (i) at the time the buy order is originated, the buyer is outside the United States, or the seller and any person acting on its behalf have good reason to believe that the buyer is outside the United States and (ii) the transaction is executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States. Offers and sales of securities specifically targeted at identifiable groups of United States citizens abroad shall, in no event, be deemed to be made in an offshore transaction. Rule 904 of Regulation S imposes additional limitations on resales by dealers and persons receiving selling concessions and affiliates of the issuer.

            If the Securities are being sold under Rule 904 of Regulation S of the 1933 Act, and applicable state securities laws, any legend may be removed by (i) providing a certification to the Corporation to the effect set out in attached Exhibit "E" (or in such other form as the Corporation may prescribe from time to time); (ii) causing a broker, dealer or any other person receiving a selling concession, fee or other remuneration in connection with such resale to provide a certification to the Corporation to the effect set out in attached Exhibit "F" (or in such other form as the Corporation may prescribe from time to time); (iii) obtaining the Corporation's signed acknowledgement that, at the time of the resale, there is no "substantial U.S. market interest" (as defined under Regulation S of the 1933 Act) and (iv) obtaining a legal opinion of the Corporation's counsel that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws. The Corporation may instruct its transfer agent not to record a transfer without first being notified by the Corporation that it is satisfied that such transfer is exempt from or not subject to registration under the 1933 Act or state securities laws.

            Under Rule 905 of Regulation S, because the Corporation is a U.S. corporation, the Securities will be deemed to be "restricted securities" (as defined in Rule 144 of the 1933 Act) and as such may be resold or otherwise transferred only in accordance with Regulation S or pursuant to a registration under the 1933 Act or an exemption from the registration requirements of the 1933 Act; the Securities will continue to be deemed to be restricted securities, notwithstanding that they are acquired by another purchaser in a resale transaction made pursuant to Rule 901 or Rule 904 of Regulation S. Subject to listing approval of the Exchange, the trading symbol for the Common Shares and the Warrant Shares shall bear a designation separate from the currently listed "PFE" and "PFE.S" designations and the CUSIP number for the Common Shares and the Warrant Shares issued upon the exercise of the Warrants will be a different CUSIP number than the CUSIP number for outstanding common shares that currently trade under the "PFE" and "PFE.S" designations, to indicate that they are restricted securities. Restricted securities may have significantly less liquidity than unrestricted securities that do not bear such separate designation and are not fungible securities with "PFE" and "PFE.S" listed shares and, if listed, may be limited to trading in a market restricted to the Common Shares or Warrant Shares issued under the Offering. There is no assurance that the Common Shares or Warrant Shares will be listed.


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                                       11


            Rule 144 under the 1933 Act permits limited public resales of securities acquired in non-public offerings, subject to the satisfaction of certain conditions. Under Rule 144 the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not fewer than one (1) year or two (2) years, as applicable, after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "broker's transaction" and the amount of securities being sold during any three-month period not exceeding specified volume limitations. The Corporation may not be satisfying the current public information requirement of Rule 144 at the time the Subscriber wishes to sell any of the Securities, or other conditions under Rule 144 which are required of the Corporation.

      (h) the Subscriber acknowledges being told that the Securities may not be sold or otherwise disposed of in Canada for a period of four months from the date of distribution of the Securities and may be subject to additional resale restrictions if such sale or other disposition would be a "control distribution", as that term is defined in Multilateral Instrument 45-102 RESALE OF SECURITIES;

      (i) the Subscriber acknowledges and agrees with the Corporation that the Corporation shall refuse to register any transfer of the Securities not made pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act (including Regulation S) or, if applicable, pursuant to an available prospectus exemption under Canadian securities laws;

      (j) the Subscriber acknowledges that there are risks associated with the purchase of the Securities and that the Subscriber is aware that there is no government or other insurance covering the Securities;

      (k) the Corporation may be required to provide applicable securities regulatory authorities with a list setting forth the identities of the beneficial purchasers of the Securities and the Subscriber acknowledges and agrees that it will provide, on request, particulars as to the identity of such beneficial purchasers as may be required by the Corporation in order to comply with the foregoing;

      (l) if required by applicable securities laws or the Corporation, the Subscriber will execute, deliver and file, or assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue and/or sale of the Securities as may be required by any securities commission, stock exchange or other regulatory authority;

      (m) by providing personal information to the Corporation, the Subscriber and each person for whom it is contracting hereunder, is consenting to the Corporation's collection, use and disclosure of that information for the purposes of the subscription of the Securities and the offering in general, for corporate governance purposes and to contact the Subscriber as an investor. The Subscriber, and each person for whom it is contracting hereunder, acknowledges that, from time to time, the Corporation may be required to disclose such personal information and, by providing such personal information to the Corporation, the Subscriber and each person for whom it is contracting hereunder, hereby expressly consents to such disclosure, and the Subscriber and each person for whom it is contracting agrees and acknowledges that the Corporation may use and disclose personal information as follows:

            (i) for internal use with respect to managing the relationships between and contractual obligations of the Corporation and the Subscriber and each person for whom it is contracting;

            (ii) for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to the Internal Revenue Service;

            (iii) disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings;

            (iv) disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

            (v) disclosure to professional advisers of the Corporation in connection with the performance of their professional services;

            (vi) disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the prior written consent of the Subscriber and each person for whom it is contracting;

            (vii) disclosure to a court determining the rights of the parties under this Agreement; or

            (viii) for use and disclosure as otherwise required or permitted by law;

      (n) if the Subscriber is resident in or otherwise subject to the securities laws applicable in the Province of Ontario, the information provided by the Subscriber on the face page of this Subscription Agreement identifying the name, address and telephone number of the Subscriber, the number of Units being purchased hereunder and the total purchase price as well as the date of Closing and the exemption that the Corporation is relying on in selling the Units to the Subscriber will be disclosed to the Ontario Securities Commission, and such information is being indirectly collected by the Ontario Securities Commission under the authority granted to it under securities legislation. This information is being collected for the purposes of the administration and enforcement of the securities legislation of the Province of Ontario. Each Subscriber hereby authorizes the indirect collection of such information by the Ontario Securities Commission. In the event the Subscriber has any questions with respect to the indirect collection of such information by the Ontario Securities Commission, the Subscriber should contact the Ontario Securities Commission, Administrative Assistant to the Director of Corporate Finance at
            (416) 593-8086 or in person or writing at Suite 1900, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8;

      (o) the Subscriber acknowledges that the initial US$50 million of the proceeds of the Offering will be used to repay a portion of the debt associated with the acquisition of the offshore producing Alaskan assets of Forest Oil Corporation, with any balance of funds to be used for general working capital and business purposes; and

      (p) the Agents and/or their directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any publicly available information concerning the Corporation or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under applicable securities laws has been so disclosed or filed.


5.    ISSUANCE OF UNITS

5.1 The Subscriber agrees to deliver to the Agents, as soon as possible and, in any event, not later than 1:00 p.m. (Pacific time) on October [9], 2007: (a) this duly completed and executed Subscription Agreement; (b) a duly executed Canadian Accredited Investor Certificate attached hereto as Exhibit "A", if applicable; (c) a duly executed Registration Rights Agreement attached hereto as Exhibit "C" (required from ALL Subscribers), together with a duly completed selling security holder questionnaire attached thereto as an exhibit; (d) a duly executed Certificate of Additional Representations, Warranties and Covenants for Non-Canadian Subscribers (Other Than U.S. Subscribers) attached hereto as Exhibit "D", if applicable; (e) such other documents as may be required under applicable securities laws; and (f) a certified cheque or bank draft payable to the Agents for the aggregate subscription price or payment of the same amount in such other manner as is acceptable to the Agents.

5.2 The Subscriber hereby irrevocably authorizes the Agents, in their discretion: (a) to act as its representative at the Closing and to execute in its name and on its behalf all Closing receipts and documents required;
      (b) to complete or correct any errors or omissions in any form or document provided by the Subscriber; (c) to waive, in whole or in part, any representation, warranty, covenant or condition for the benefit of the Subscriber and contained in any agreement between the Corporation and the Agents; (d) to receive on its behalf certificates representing the Common Shares and the Warrants subscribed for under this subscription; and (e) to approve any opinions, certificates or other documents addressed to the Subscriber.

5.3 The Subscriber acknowledges that the Agents have been appointed by the Corporation to act as the Agents of the Corporation to offer the Securities on a private placement basis and, in connection therewith, the Corporation and the Agents have entered into an agreement (the "Agency Agreement") pursuant to which the Agents, in connection with the issue and sale of the Securities, will receive a fee and compensation options from the Corporation.

5.4 The Subscriber expressly waives and releases the Corporation from, to the fullest extent permitted by law, all rights of withdrawal to which it might otherwise be entitled pursuant to the provisions of securities laws of the jurisdiction in which the Subscriber is resident.


6.    REGISTRATION STATEMENT

6.1 The Common Shares and the Warrant Shares will bear incidental registration rights in accordance with the terms of the Registration Rights Agreement.

7.    LEGENDS

7.1 The certificates representing the Common Shares, the Warrants, and the Warrant Shares upon exercise of the Warrants as the case may be, will bear a legend denoting the restrictions on transfer. The Subscriber agrees to sell, assign or transfer the Securities only in accordance with such restrictions.

      The legend for certificates for the Common Shares, the Warrants, and the Warrant Shares issued upon exercise of the Warrants as the case may be, will be in substantially the following form:

            (i) "UNLESS PERMITTED UNDER SECURITIES LEGISLATIONS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND ONE DAY FOLLOWING THE CLOSING]."

            and

            (ii) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"). HOWEVER, PRIOR TO [THE DATE THAT IS FOUR MONTHS AND ONE DAY FOLLOWING THE CLOSING]. THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON TSX."

            and

            (iii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN
                  ISSUED PURSUANT TO REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). AS SUCH, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE "RESTRICTED SECURITIES" AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF OTHER THAN (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES REPRESENTED BY THIS CERTIFICATE UNDER THE ACT, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (III) PURSUANT TO RULE 144 UNDER THE ACT, OR
                  (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. THE HOLDER HEREOF AGREES THAT (A) ANY HEDGING TRANSACTION WITH RESPECT TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE WILL BE CONDUCTED IN COMPLIANCE WITH THE ACT AND (B) IT WILL DELIVER, OR CAUSE TO BE DELIVERED, TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE ACT.

8.    RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1 The Subscriber acknowledges that the representations and warranties and covenants and acknowledgements contained in this Agreement are made with the intent that they may be relied upon by the Corporation in determining the Subscriber's eligibility to purchase the Securities and the Subscriber hereby agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which it may suffer or incur caused or arising from its reliance thereon. The Subscriber further agrees that by accepting the Securities the Subscriber shall be representing and warranting that the foregoing representations and warranties are true as at the date of Closing and as at the dates of exercise of the Warrants, with the same force and effect as if they had been made by the Subscriber on each such date, and that they shall survive the purchase by the Subscriber of the Securities and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Securities.


9.    MISCELLANEOUS

9.1 The Corporation shall be entitled to rely on delivery by facsimile machine of an executed copy of this subscription, and acceptance by the Corporation of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

9.2 Without limitation, this Agreement and the transactions contemplated hereby are conditional upon and subject to the Corporation receiving Exchange approval of this Agreement and the transactions contemplated hereby.

9.3 This Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party hereto.

9.4   Time is of the essence of this Agreement.

9.5 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Corporation or by anyone else.

9.6   The parties to this Agreement may amend this Agreement only in writing.

9.7 This Agreement inures to the benefit of and is binding upon the parties to this Agreement and their successors and permitted assigns.

9.8 A party to this Agreement will give all notices to or other written communications with the other party to this Agreement concerning this Agreement by hand or by registered mail addressed to the address given above.

9.9 This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to choice of law principles.

9.10 This Agreement, including without limitation the representations, warranties and covenants contained herein and in the Subscriber Certificate, shall survive and continue in full force and effect and be binding upon the Corporation and the Subscriber, notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto, the completion of the Offering and any subsequent disposition by the Subscriber of the Securities.

9.11 Without limitation, each Subscriber's obligations hereunder are conditional upon and subject to the delivery by the Corporation's counsel to each Subscriber a legal opinion to the effect that the Securities are eligible for resale under Rule 904 and 905 of Regulation S after the expiration of the holding period prescribed by Canadian laws but subject to the requirements set forth in Section 4.2(g) hereunder.

                                   EXHIBIT "A"

                    CANADIAN ACCREDITED INVESTOR CERTIFICATE
                    ----------------------------------------

Capitalized terms used herein have the meaning ascribed thereto in the subscription agreement (the "Subscription Agreement") of which this Exhibit "A" forms a part. The Subscriber, in connection with the acquisition of Units of the Corporation pursuant to the Subscription Agreement, hereby makes the following representations and warranties:

The Subscriber understands that the Corporation is relying on this information in determining to offer the Units to the undersigned in a manner exempt from the registration requirements of applicable Canadian securities laws.

The Subscriber covenants, represents and warrants to the Corporation that the Subscriber is an "accredited investor" as defined in National Instrument 45-106 PROSPECTUS AND REGISTRATION EXEMPTIONS ("NI 45-106"), by reason of the fact that the Subscriber is, as defined in NI 45-106 or National Instrument 14-101 DEFINITIONS (place an "X" on the appropriate line or lines):

____  (a)   a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the BANK ACT (Canada);

____  (b)   the Business Development Bank of Canada incorporated under the
            BUSINESS DEVELOPMENT BANK OF CANADA ACT (Canada);

____  (c)   a subsidiary of any person or company referred to in paragraphs
            1.(a) or 1.(b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

____  (d)   a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the SECURITIES ACT (Ontario) or the SECURITIES ACT (Newfoundland and
            Labrador);

____  (e)   an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph 1.(d);

____  (f)   the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

____  (g)   a municipality, public board or commission in Canada;

____  (h)   any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

____  (i)   a pension fund that is regulated by either the Office of the
            Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

____  (j)   an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD$1,000,000;

____  (k)   an individual whose net income before taxes exceeded CAD$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CAD$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

____  (l)   an individual who, either alone or with a spouse, has net assets of at least CAD$5,000,000;

____  (m)   a person or company, other than an individual or investment fund, that has net assets of at least CAD$5,000,000, as shown on its most recently prepared financial statements;

____  (n)   an investment fund that distributes or has distributed its securities only to

            (i) a person or company that is or was an accredited investor at the time of the distribution;

            (ii) a person or company that acquires or acquired securities in the minimum amount of CAD$150,000 or additional investments as allowed under section 2.19 of NI 45-106; or

            (iii) a person or company that acquires or acquired securities under section 2.18 of NI 45-106;

____  (o)   an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

____  (p)   a trust company or trust corporation registered or authorized to carry on business under the TRUST AND LOAN COMPANIES ACT (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

____  (q)   a person or company acting on behalf of a fully managed account managed by that person or company, if that person or company

            (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

            (ii) Ontario, is purchasing a security that is not a security of an investment fund;

____  (r)   a registered charity under the INCOME TAX ACT (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

____  (s)   an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs 1.(a) through 1.(d) or paragraph 1.(i) in form and function;

____  (t)   a person or company in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors;

____  (u)   an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;
            or

____  (v)   a person or company that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator, as

            (i)   an accredited investor; or

            (ii)  an exempt purchaser in Alberta or British Columbia.


     IN WITNESS WHEREOF, Subscriber has executed this Certificate as of ______________, 2007.


                                         SUBSCRIBER


                                         --------------------------------------
                                         (Signature and office, if applicable)

                                         --------------------------------------
                                         (Print Name)

                                         --------------------------------------
                                         (Address)

                                         --------------------------------------
                                         (City/Province/Postal Code)

                                         --------------------------------------
                                         (Area Code/Telephone Number)

                                   EXHIBIT "B"

                           DEFINITION OF "U.S. PERSON"

The term "U.S. person" is defined in Rule 902(k) of Regulation S, which definition shall apply for purposes of this Agreement, as follows:

(1)   "U.S. Person" means:

      (i)   Any natural person resident in the United States;

      (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

      (iii) Any estate of which any executor or administrator is a U.S. person;

      (iv)  Any trust of which any trustee is a U.S. person;

      (v)   Any agency or branch of a foreign entity located in the United
            States;

      (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

      (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

      (viii) Any partnership or corporation if:

            (a) Organized or incorporated under the laws of any foreign jurisdiction; and

            (b) Formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of the 1933
                  Act) who are not natural persons, estates or trusts.

(2)   The following are not "U.S. persons":

      (i) Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

      (ii) Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

            (a) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

            (b)   The estate is governed by foreign law;

      (iii) Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person;

      (iv) An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

      (v) Any agency or branch of a U.S. person located outside the United States if:

            (a)   The agency or branch operates for valid business reasons; and

            (b) The agency or branch is engaged in the business of insurance or banking and is the subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

      (vi) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

                                   EXHIBIT "D"

                                   CERTIFICATE

              ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS
                          FOR NON-CANADIAN SUBSCRIBERS
                          (OTHER THAN U.S. SUBSCRIBERS)

Capitalized terms used herein have the meaning ascribed thereto in the subscription agreement (the "Subscription Agreement") of which this Exhibit "D" forms a part.

The Subscriber on its own behalf and (if applicable) on behalf of others for whom it is acting hereunder, further represents, warrants and covenants to and with the Corporation and the Agents and their respective counsel (and acknowledges that the Corporation and the Agents and their respective counsel are relying thereon) that it is a resident of, or otherwise subject to, the securities legislation of a jurisdiction other than Canada or the United States, and:

      (a)   the Subscriber is:

            (i) a purchaser that is recognized by the securities regulators in the jurisdiction in which it is resident or otherwise subject to the securities laws of such jurisdiction as an exempt purchaser and (subject to (b)(i) below) is purchasing the Securities as principal for its own account, and not for the benefit of any other person, corporation, firm or other organization has a beneficial interest in the Securities being purchased, or purchasing the Securities as agent or trustee for the principal disclosed on the cover page of this Subscription Agreement and each disclosed principal for whom the Subscriber is acting is purchasing as principal for its own account, and not a view to resale or distribution; or

            (ii) a purchaser which is purchasing the Securities pursuant to an exemption from any prospectus or securities registration requirements (particulars of which are enclosed herewith) available to the Corporation and the Subscriber under applicable securities laws of their jurisdiction of residence or to which the Subscriber is otherwise subject to, and the Subscriber shall deliver to the Corporation such further particulars of the exemption and their qualification thereunder as the Corporation may reasonably request;

      (b) if the Subscriber is resident in or otherwise subject to applicable securities laws of the United Kingdom:

            (i) the Subscriber is a person in the United Kingdom: (A) who is a `qualified investor' for the purpose of section 86(7) of the FINANCIAL SERVICES AND MARKETS ACT 2000 ("FSMA") and is purchasing the Securities as principal for its own account and not for the benefit of others, other than on behalf of (A) discretionary client(s) in circumstances where section 86 (2) FSMA applies; and (B) is such a person as is referred to in
                  Article 19 (investment professionals) or 49 (high net worth companies etc) of the FINANCIAL SERVICES AND MARKETS ACT 2000 (Financial Promotion) order 2005; and (C) and has complied with and undertakes to comply with all applicable provisions of the FSMA and other applicable securities laws with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

            (ii) the Subscriber confirms that, to the extent applicable to it, it is aware of, has complied and will comply with its obligations in connection with the CRIMINAL JUSTICE ACT 1993, the PROCEEDS OF CRIME ACT 2002 and Part VIII of the FSMA, it has identified its clients in accordance with the MONEY LAUNDERING REGULATIONS 2003 (the "Regulations") and has complied fully with its obligations pursuant to the Regulations and will, as a condition precedent of any acceptance of this subscription, provide all such information and documents as may be required in relation to it (or any person on whose behalf it is acting as agent) that may be required by the Corporation or any agent or person acting for it in order to discharge any obligations under the Regulations;

      (c) the purchase of the Securities by the Subscriber does not contravene any of the applicable securities laws in such jurisdiction and does not trigger: (i) any obligations of the Corporation to prepare and file a prospectus, an offering memorandum or similar document; or
            (ii) any obligations of the Corporation to make any filings with or seek any approvals of any kind from any regulatory body in such jurisdiction or any other ongoing reporting requirements with respect to such purchase or otherwise; or (iii) any registration or other obligation on the part of the Corporation; and

      (d) the Subscriber is knowledgeable of, and has been independently advised as to, the securities laws of such jurisdiction as applicable to this Subscription Agreement.


Dated at  ________________this______day of October, 2007.


                           ____________________________________________________
                           Print name of Subscriber, or person signing as agent on behalf of Subscriber


                           ____________________________________________________
                           Signature


                           ____________________________________________________
                           Print name of Signatory (if different from Subscriber or agent, as applicable)


                           ____________________________________________________
                           Title

                                   EXHIBIT "E"

                            RULE 904 OFFSHORE RESALE
                              SELLER CERTIFICATION

                                     [DATE]

The undersigned (the "Seller"), is the beneficial owner of ___________ shares Common Stock (the "Shares") of Pacific Energy Resources Ltd. (the "Corporation"), which Shares are represented by stock certificate number ______. The undersigned desires to resell the Shares in, on or through the facilities of the Toronto Stock Exchange (the "Resale") in accordance with Rule 904 of Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Securities Act").

The undersigned desires to effectuate the Resale, and as a condition thereto, hereby certifies to the Corporation, [name of law firm], and the custodian, if applicable, who has custody of the Shares (the "Custodian"), as follows:

1. The Seller is the beneficial owner of the Shares, having acquired and fully paid for the Shares by purchase of the Shares on [date].

2. The Seller has notified the Corporation's transfer agent (the "Transfer Agent") in writing of his, her or its desire to resell the Shares in, on or through the facilities of the Toronto Stock Exchange.

3. The Seller has delivered or caused to be delivered the certificates covering Shares to the Transfer Agent.

4. The Seller certifies that (a) the Resale of the Shares was not and is not being made to a person in the United States; and (b) the transaction was or will be executed in, or through the facilities of the Toronto Stock Exchange, and neither the Seller nor any person acting on his, her or its behalf knows that the transaction has been pre-arranged with a buyer in the United States.

5. None of the Seller, the Seller's affiliates, or any person acting on his, her or its behalf has engaged or will engage in any "directed selling efforts", as defined in Rule 902 of Regulation S of the Securities Act. "Directed selling efforts" include activities that are intended and could reasonably be expected to condition the market in the United States with respect to the Resale of the Shares.

6. The Seller certifies that he, she or it is not, and was not at the time of the Resale, an "affiliate" of, or a person "affiliated" with, the Corporation (except solely by virtue of being an officer or director of the Corporation). An "affiliate" of, or person "affiliated" with, a specified person includes a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

7. If the Seller is an affiliate of the Corporation solely by virtue of being an officer or director of the Corporation, he, she or it certifies that no selling concession, fee, or other remuneration has been or shall be paid in connection with the Resale of the Shares other than the usual and customary broker's commission that would be received by a person executing such transaction as agent.

8. The Seller certifies that neither he, she or it nor any person acting on his, her or its behalf knows that the purchaser of the Shares is or will be a "dealer" or is or will be a person receiving a selling concession, fee or other remuneration in respect of the Resale of the Shares. A "dealer" shall mean any person who engages either for all or part of his, her or its time, directly or indirectly, as agents, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person.

9. The Seller acknowledges and understands that the Shares may not be offered to U.S. persons or resold in the United States without registration or pursuant to an exemption under the Securities Act.

10. The Seller certifies that the Shares shall not be offered or sold in or through the facilities of any United States stock exchange without registration or pursuant to an exemption under the Securities Act.

11. The Resale is not a transaction, or part of a series of transaction which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

12. The Resale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are restricted securities (as such term is defined in Rule 144(a)(3) under the Securities
      Act).

13. The Seller agrees to immediately notify the Corporation of any facts or circumstances that may hereafter come to the undersigned's attention which would render any of the above statements to be inaccurate.

                                             Tax Id. No.:
-------------------------------------        -----------------------------------
Signature                                    Advisor (if applicable):

-------------------------------------        -----------------------------------
Name of Seller                               Custodian:

-------------------------------------        -----------------------------------
Name and Title of Signatory (if applicable)  Account No.:
Address:
                                             -----------------------------------
-------------------------------------

-------------------------------------

Dated:

IMPORTANT - READ CAREFULLY The               SIGNATURE GUARANTEED BY:
signature(s) to this Certification must
correspond with the name(s) as written
upon the face of this certificate(s) or      Sign here__________________________
bond(s) in every particular without
alteration or enlargement or any change
whatever. Signature guarantee should be
made by a member or member organization
of the New York Stock Exchange, members
of other Exchanges having signatures on      ___________________________________
file with transfer agent or by a             (PERSON(S) EXECUTING THE POWER
commercial bank or trust company having      SIGN(S) HERE)
its principal office or correspondent in
the City of New York

                                   EXHIBIT "F"

                            RULE 904 OFFSHORE RESALE
                              BROKER CERTIFICATION

                                     [DATE]

The undersigned is the authorized broker appointed by ___________ (the "Seller") to handle the offshore resale of _________ shares of Common Stock (the "Shares"), of Pacific Energy Resources Ltd. (the "Corporation"), beneficially owned by the Seller and represented by stock certificate number _____. The Seller has instructed the undersigned to resell the Shares in, on or through the facilities of the Toronto Stock Exchange (the "Resale") in accordance with Rule 904 of Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Securities Act").

The Seller has advised the undersigned of the following:

      The Seller is the beneficial owner of the Shares, having acquired and fully paid for the Shares by purchase of the Shares on [date].

      The Seller wishes to sell the Shares in, on or through the facilities of the Toronto Stock Exchange in accordance with Rule 904 of Regulation S.

The undersigned desires to effectuate the Resale in, on or through the facilities of the Toronto Stock Exchange, and as a condition thereto, hereby certifies to the Corporation, [name of law firm], and the custodian, if applicable, who has custody of the Shares (the "Custodian"), as follows:

1. The Seller has submitted written instructions to the undersigned to sell the Shares on Seller's behalf in, on or through the facilities of the Toronto Stock Exchange.

2. The undersigned has notified _______________, the Corporation's transfer agent (the "Transfer Agent") in writing of its desire to resell the Shares in, on or through the facilities of the Toronto Stock Exchange.

3. The undersigned has delivered or caused to be delivered the Shares to the Transfer Agent.

4. The undersigned certifies that (a) the Resale of the Shares was not and is not being made to a person in the United States; and (b) the transaction was or will be executed in, or through the facilities of the Toronto Stock Exchange, and neither the undersigned nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States.

5. The undersigned, or an affiliate of the undersigned is, a member of the Toronto Stock Exchange.

6. Neither the undersigned, the undersigned's affiliates, nor any person acting on its behalf has engaged or will engage in any "directed selling efforts", as defined in Rule 902 of Regulation S of the Securities Act. "Directed selling efforts" include activities that are intended and could reasonably be expected to condition the market in the United States with respect to the Resale of the Shares.

7. The undersigned certifies that it is not, and at the time of the Resale was not, an "affiliate" of, or a person "affiliated" with, the Corporation, except the undersigned may be an officer or director of the Corporation who is an affiliate solely by virtue of holding such position. An "affiliate" of, or person "affiliated" with, a specified person includes a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

8. The undersigned certifies that if the Seller is an affiliate of the Corporation solely by virtue of being an officer or director of the Corporation, no selling concession, fee, or other remuneration has been or shall be paid in connection with the Resale of the Shares other than the usual and customary broker's commission that would be received by a person executing such transaction as agent.

9. The undersigned certifies that neither it nor any person acting on its behalf knows that the purchaser of the Shares is a "dealer" or is a person receiving a selling concession, fee or other remuneration in respect of the Resale of the Shares. A "dealer" shall mean any person who engages either for all or part of his, her or its time, directly or indirectly, as agent, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person.

10. The undersigned acknowledges and understands that the Shares may not be offered to U.S. persons or resold in the United States without registration or pursuant to an exemption under the Securities Act.

11. The undersigned certifies that the Shares shall not be offered or sold in or through the facilities of any United States stock exchange or otherwise without registration under the Securities Act or pursuant to an exemption under the Securities Act.

12. The Resale is not a transaction, or part of a series of transaction which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

13. The Resale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are restricted securities (as such term is defined in Rule 144(a)(3) under the Securities
      Act).

14. The undersigned agrees to immediately notify the Corporation of any facts or circumstances that may hereafter come to the undersigned's attention which would render any of the above statements to be inaccurate.


[NAME OF BROKER]
                                           Tax Id. No.:
By:__________________________________      _____________________________________
                                           Advisor (if applicable):
Name:
                                           _____________________________________
Title:                                     Custodian:

Address:                                   _____________________________________
                                           Account No.:
_____________________________________
                                           _____________________________________
_____________________________________

Dated:

IMPORTANT - READ CAREFULLY The               SIGNATURE GUARANTEED BY:
signature(s) to this Certification must
correspond with the name(s) as written
upon the face of this certificate(s) or      Sign here__________________________
bond(s) in every particular without
alteration or enlargement or any change
whatever. Signature guarantee should be
made by a member or member organization
of the New York Stock Exchange, members
of other Exchanges having signatures on      ___________________________________
file with transfer agent or by a             (PERSON(S) EXECUTING THE POWER
commercial bank or trust company having      SIGN(S) HERE)
its principal office or correspondent in
the City of New York